                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         PROFESSIONAL BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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     1) Amount Previously Paid:
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     4) Date Filed:
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

                                                        606 Broadway
PROFESSIONAL                                       Santa Monica, CA 90401
 BANCORP, INC.                                          310 458-1521

- --------------------------------------------------------------------------------

                                   IMPORTANT


                                                                    June 7, 1996


DEAR FELLOW SHAREHOLDER:

    Your Board of Directors considers it important that you be informed of recent developments regarding your investment in Professional Bancorp, Inc.

                                    CAUTION


    Last week a dissident group of shareholders, calling themselves the Professional Bancorp Shareholders Protective Committee, asked you not to vote at our June 19, 1996 Annual Shareholders Meeting. In a sudden reversal of tactics, these dissident shareholders now are staging a last minute attempt to take control of your Company by urging you to elect a group of nominees who have little stake in the Company. This self-styled "Committee" does not base its appeal on the performance of Professional Bancorp, which just completed the most successful year in its history. Rather, they have attempted to impugn the character of Dr. Joel Kovner and the other Directors based on unsubstantiated allegations. DO NOT BE MISLED BY THESE REPREHENSIBLE TACTICS.



    HERE ARE THE FACTS. The dissident shareholders' allegations are nothing more than an attempt to influence your vote by scare tactics. NOTWITHSTANDING OUR WRITTEN DEMANDS FOR SPECIFICS CONCERNING THEIR UNSUBSTANTIATED CLAIMS, THE DISSIDENT SHAREHOLDERS HAVE REFUSED TO MEET WITH THE BOARD AND FAILED TO ATTEND A MEETING SCHEDULED SPECIFICALLY AT THEIR REQUEST FOR THAT PURPOSE.



    The Directors believe that the actions of the dissident shareholders are based on false statements concerning the Company's operations that have been made by a group of disgruntled former employees who left the Company without warning several months ago to start a competing business and a former director who was asked to resign.


    The dissident shareholders have refused requests of the Company Executives and its Directors to meet in Cincinnati or Los Angeles. The dissident shareholders also failed to appear at a Board of Directors Meeting on May 31, 1996 which they requested for the specific purpose of stating the basis for their claims. Most recently, the dissident shareholders' representatives requested a meeting with counsel for the Company to discuss possible settlement. After agreement was reached to hold such a meeting, the dissident shareholders' representative "became unavailable" and later was discovered to be meeting with the disgruntled former employees.


    You also should know that one of the dissident shareholders has filed a lawsuit against the Directors. The claims of the dissident shareholders' lawsuit are without merit and we believe it was filed only to attempt to create a false air of legitimacy with respect to their unsubstantiated claims. The Company has filed a lawsuit against certain of the dissident shareholders based on their false statements regarding Dr. Kovner and the other Directors and their bad faith refusal to honor written commitments made at the time they purchased their shares of the Company's stock that they would not act as a group to attempt to control the Company. Both lawsuits will have to be dealt with in the usual course by the Courts and will not be resolved prior to the scheduled annual meeting or any special meeting.

REGARDING THE DISSIDENT SHAREHOLDERS' UNSUBSTANTIATED CLAIMS, YOU SHOULD KNOW YOUR BOARD'S POSITION:



    -FACT: Professional Bancorp just completed the most successful year in its history with record earnings, which increased on a per share basis by 48% over the previous year.



    -FACT:  The  dissident  shareholders   intend  to  replace  the   entire
     leadership of your Company with persons who have little equity interest in Professional Bancorp. None of these candidates have been qualified with the Federal Reserve Board as required.



    -FACT: The Company's current executive compensation plan was recommended by an independent outside consultant, Strategic Compensation Associates, to enhance the Company's competitiveness, and is not excessive. In addition, since January 1996, Dr. Kovner has assumed additional duties and now serves in two key positions, President and Chairman/Chief Executive Officer, without an increase in compensation. The compensation proposed by the dissident shareholders for their proposed interim chief executive officer is substantially equivalent to Dr. Kovner's.


    -FACT: The "salary continuation agreement" is part of a funded insurance program which replaced the Company's prior term insurance program. The payments under this plan would begin no earlier than 2001 and require Dr. Kovner to continue to work in order to receive payment. This plan, adopted in 1992, was disclosed to shareholders in all subsequent proxy materials.

    -FACT: The Company's loans to Dr. Kovner have been approved by the Board and disclosed in the Proxy Statement. These loans are consistent with applicable Federal banking regulations. The two Directors' loans to Dr. Kovner were fully disclosed to the Board and are fully secured by Dr. Kovner's personal assets. The interested Directors have abstained on votes affecting Dr. Kovner's compensation.


    -FACT: Dr. Kovner has never had independent loan authority. All loans are approved by Loan Committees or officers with aggregate loan authority using approved criteria and a sound credit policy is maintained.



    -FACT: The Company's financial records are accurate and complete in all material respects. The financial statements of the Company have been reviewed and certified by an independent certified public accountant and its bank subsidiary has been examined at least annually by the Office of the Comptroller of the Currency. This examination includes a full review of the loan portfolio, income and expense accruals and the adequacy of the allowance for loan losses.



    -FACT: The only nominee of the dissident shareholders with first hand knowledge of the Company is a former Professional Bancorp director, Ray Oyakawa. Oyakawa was asked by your Board to resign three months ago because of acts deemed improper by his fellow Directors, including, making anti-Semitic slurs, threatening physical violence to another Director during a Board Meeting and improperly hiring away a senior Bank employee. Your Board finds it ironic that Oyakawa now supports the dissidents, since as a director Oyakawa voted to approve the executive compensation plan, the "salary continuation agreement" and the Company loans to Dr. Kovner that the dissidents complain about. At no time did he voice any concerns regarding the other loans and he also voted to approve the current Bylaws, both of which are subjects of the dissident shareholders' complaint. Further, Oyakawa knows Dr. Kovner did not have independent loan authority and has no basis to criticize the Company's financial records. HOW CAN OYAKAWA IN GOOD CONSCIENCE, CRITICIZE THE VERY SAME ACTIONS HE APPROVED AS A DIRECTOR. YOU BE THE JUDGE OF HIS SINCERITY, AND THE DISSIDENT SHAREHOLDERS' MOTIVES.

    ON BEHALF OF YOUR UNANIMOUS BOARD OF DIRECTORS, WE URGE YOU TO CONSIDER THE FACTS AND TO REJECT THE DISSIDENT SHAREHOLDERS' UNSUBSTANTIATED AND OUTRAGEOUS ALLEGATIONS.


    Your Board of Directors believes that the matters to be considered at the Annual Meeting, including the election of Directors, are important. WE URGE YOU TO REJECT THE DISSIDENT SHAREHOLDERS' APPEAL. SUPPORT YOUR BOARD OF DIRECTORS BY SIGNING, DATING AND PROMPTLY MAILING YOUR WHITE PROXY.



    You may be assured that we will consider carefully any specific claims the dissident shareholders raise. So far they have refused to meet with your Board of Directors to substantiate any of their unfounded allegations. In your own best interest, please do not dignify the dissident shareholders' slur campaign. GIVE CAREFUL CONSIDERATION TO THE FACTS, THEN SUPPORT YOUR BOARD BY MAILING YOUR WHITE PROXY TODAY.


                            ------------------------

    It is unfortunate that this costly and disruptive proxy contest has arisen at a time when the efforts of your Board and Management should be devoted exclusively to the business affairs of your Company. We will continue every effort to protect and maximize the value of your investment and are committed to keeping you informed.

    Thank you for your continued support.

                                          Sincerely,

                                            [SIG]
                                        JOEL W. KOVNER

            [SIG]                           [SIG]                           [SIG]
      RICHARD A. BERGER               JAMES B. JACOBSON                 RONALD L. KATZ

            [SIG]                           [SIG]                           [SIG]
      ANTHONY R. KOVNER                LYNN O. POULSON                DAVID G. RODEFFER

                                   IMPORTANT

    Your vote is important, no matter how many shares you own. Please support your Board of Directors by signing, dating and promptly mailing your enclosed WHITE proxy card. Remember, only your latest dated card will count. DO NOT SIGN ANY CARD SENT TO YOU BY THE SO-CALLED COMMITTEE.

    If your shares are held in street-name, only your broker can vote your shares and only after receiving specific instructions. Please call your broker and ask him/her to execute the WHITE card on your behalf. Then, promptly mail the enclosed WHITE card directly to your broker in the envelope provided.

    If   you  have  any  questions  or   need  assistance,  please  call  us  at
310-458-1521. You may also call D.F. King, which is assisting us, toll-free at:

                             D.F. KING & CO., INC.
                                  77 WATER ST.
                               NEW YORK, NY 10005
                                 1-800-697-6975